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                                                                   EXHIBIT 23(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2006 relating to the financial statements and financial statement schedule, which appears in American General Finance Corporation's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
July 26, 2006